Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.

Vero Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated February 26, 2021, relating to the financial statements and the effectiveness of internal control over financial reporting of Orchid Island Capital, Inc. appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020.

/s/ BDO USA, LLP

Certified Public Accountants

West Palm Beach, Florida

June 21, 2021